              As filed with the Securities and Exchange Commission
                              on February 11, 1998.

                                                 Registration No. 333- _________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             WANG LABORATORIES, INC.
               (Exact name of issuer as specified in its charter)

                   DELAWARE                                     04-2192707
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                    Identification Number)

         600 TECHNOLOGY PARK DRIVE                                 01821
          BILLERICA, MASSACHUSETTS
  (Address of Principal Executive Offices)                       (Zip Code)

                         EMPLOYEES' STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                             ALBERT A. NOTINI, ESQ.
                             WANG LABORATORIES, INC.
                            600 TECHNOLOGY PARK DRIVE
                         BILLERICA, MASSACHUSETTS 01821
                     (Name and address of agent for service)

                                 (978) 967-5000
          (Telephone number, including area code, of agent for service)


---------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                Proposed
Title of          Amount        maximum           Proposed maximum
securities to     to be         offering price    aggregate            Amount of
be registered     registered    per share         offering price       registration fee
-------------     ----------    ---------         --------------       ----------------
Common Stock,     3,650,000     $25.50(1)         $93,075,000(1)       $27,457.13
$.01 par value    shares
per share
---------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock on the NASDAQ National Market on February 9, 1998 in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933.

--------------------------------------------------------------------------------

                     STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-89912, filed by the Registrant on March 2, 1995 relating to the Registrant's Employees' Stock Incentive Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on this 10th day of February, 1998

                                      WANG LABORATORIES, INC.



                                      By:        /s/ Franklyn A. Caine
                                          --------------------------------------
                                          Franklyn A. Caine
                                          Executive Vice President and
                                            Chief Financial Officer


                                POWER OF ATTORNEY


     We, the undersigned officers and directors of Wang Laboratories, Inc. hereby severally constitute Albert A. Notini and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Wang Laboratories, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                 Title                                      Date
---------                 -----                                      ----

/s/ Joseph M. Tucci       Chairman of the Board, Chief        February 10, 1998
----------------------    Executive Officer and Director
Joseph M. Tucci           (Principal Executive Officer)

/s/ Franklyn A. Caine     Executive Vice President and Chief  February 10, 1998
----------------------    Financial Officer
Franklyn A. Caine         (Principal Financial Officer and
                          Accounting Officer)


/s/ David A. Boucher      Director                            February 10, 1998
----------------------
David A. Boucher


/s/ Michael W. Brown      Director                            February 10, 1998
----------------------
Michael W. Brown


/s/ Marcia J. Hooper      Director                            February 10, 1998
----------------------
Marcia J. Hooper

Signature                    Title                                   Date
---------                    -----                                   ----


/s/ Joseph J. Kroger       Director                           February 10, 1998
-----------------------
Joseph J. Kroger


/s/ Raymond C. Kurzweil    Director                           February 10, 1998
-----------------------
Raymond C. Kurzweil


                           Director
-----------------------
Axel J. Leblois


/s/ Frederick A. Wang      Director                           February 10, 1998
----------------------
Frederick A. Wang


/s/ John P. White          Director                           February 10, 1998
----------------------
John P. White

                                 EXHIBIT INDEX

4.1*      Certificate of Incorporation of the Registrant

4.2**     By-Laws of the Registrant, as amended to date

5.1       Opinion of Hale and Dorr LLP

23.1      Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2      Consent of Ernst & Young, LLP

24.1      Power of Attorney (included on page 3 of the Registration Statement)


-------------

* Filed as an Exhibit to the Registrant's quarterly report on 10-Q for the quarter ended December 31, 1994 and incorporated herein by reference.

** Filed as an Exhibit to the Registrant's quarterly report on 10-Q for the quarter ended December 31, 1995 and incorporated herein by reference.